At the special meeting of shareholders of MFS Massachusetts High Income Tax Free Fund, which was held on November 7, 2001 the following actions were taken: Item 1.Trustees of the Trust were elected as follows:

Nominee
Number of Shares
For
Withhold
Authority

Jeffrey L. Shames 662,924.193 0
John W. Ballen 662,924.193 0
Lawrence H. Cohn 662,924.193 0
J. David Gibbons 662,924.193 0
William R. Gutow 662,924.193 0
J. Atwood Ives 662,924.193 0
Abby M. O'Neill 662,924.193 0
Lawrence T. Perera 662,924.193 0
William J. Poorvu 662,924.193 0
Arnold D. Scott 662,924.193 0
J. Dale Sherratt 662,924.193 0
Elaine R. Smith 662,924.193 0
Ward Smith 662,924.193 0
Item 2.To authorize the Trustees to adopt an Amended and Restated Declaration of Trust.

Number of Shares
Affirmative 662,924.193
Against 0
Abstain 0
Broker non-votes 0
Item 3.The amendment or removal of certain fundamental investment policies.

Number of Shares
Affirmative 662,924.193
Against 0
Abstain 0
Broker non-votes 0
Item 4.The approval of a new investment advisory agreement with Massachusetts Financial Services Company.

Number of Shares
Affirmative 662,924.193
Against 0
Abstain 0
Item 5.The ratification of the election of Deloitte & Touche LLP as the independent public accountants to be employed by the Trust for the fiscal year ending March 31, 2002.
Number of Shares
Affirmative 662,924.193
Against 0
Abstain 0
At the special meeting of shareholders of the MFS New York High Income Tax Free Fund, which was held on November 7, 2001, the following actions were taken: Item 1.Trustees of the Trust were elected as follows:

Nominee
Number of Shares
For
Withhold
Authority

Jeffrey L. Shames 55,327.514 0
John W. Ballen 55,327.514 0
Lawrence H. Cohn 55,327.514 0
J. David Gibbons 55,327.514 0
William R. Gutow 55,327.514 0
J. Atwood Ives 55,327.514 0
Abby M. O'Neill 55,327.514 0
Lawrence T. Perera 55,327.514 0
William J. Poorvu 55,327.514 0
Arnold D. Scott 55,327.514 0
J. Dale Sherratt 55,327.514 0
Elaine R. Smith 55,327.514 0
Ward Smith 55,327.514 0
Item 2.To authorize the Trustees to adopt an Amended and Restated Declaration of Trust.

Number of Shares
Affirmative 55,327.514
Against 0
Abstain 0
Broker Non-votes 0
Item 3.The amendment or removal of certain fundamental investment policies.

Number of Shares
Affirmative 55,327.514
Against 0
Abstain 0
Broker Non-votes 0
Item 4.The approval of a new investment advisory agreement with Massachusetts Financial Services Company.

Number of Shares
Affirmative 55,327.514
Against 0
Abstain 0
Item 5.The ratification of the election of Deloitte & Touche LLP as the independent public accountants to be employed by the Trust for the fiscal year ending March 31, 2002.
Number of Shares
Affirmative 55,327.514
Against 0
Abstain 0